UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2010
KORN/FERRY INTERNATIONAL
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14505	95-2623879
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1900 Avenue of the Stars, Suite 2600
Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 552-1834
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 29, 2010, Korn/Ferry International (“Korn/Ferry”) entered into an employment agreement with Byrne Mulrooney whereby Mr. Mulrooney will join Korn/Ferry as the new CEO of Korn/Ferry International Futurestep, Inc. (“Futurestep”), a wholly owned subsidiary of Korn/Ferry, effective April 5, 2010. Mr. Mulrooney assumes the role of CEO of Futurestep from Robert McNabb, who, as part of Korn/Ferry’s ongoing succession planning process, will focus full time on leading Korn/Ferry’s Office of the Chief Executive, Premier Client Partnerships initiative, which is Korn/Ferry’s integrated go-to-market platform for global and regional clients.
A copy of the Press Release announcing the appointment of Mr. Mulrooney and Mr. McNabb’s continuing role with Korn/Ferry is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit 99.1	Press Release, dated April 1, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN/FERRY INTERNATIONAL

(Registrant)

Date: April 1, 2010

/s/ Michael A. DiGregorio

(Signature)
	Name:	Michael A. DiGregorio
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 1, 2010.